Exhibit 21

                    CORNING CLINCAL LABORATORIES, INC. (DE)
                              LIST OF SUBSIDIARIES

CLMP Inc. (DE)
Corning Clinical Laboratories Inc. (MD)(1)
Corning Clinical Laboratories of Pennsylvania Inc. (DE)(2)
     Southgate Medical Services, Inc. (OH)(1)
     DeYor CPF/MetPath Inc. (OH)
     Medical Management Systems Inc. (DE)
               Associated Clincal Laboratories L.P. (PA)
Corning MRL Inc. (DE)(3)
Covance Inc.4 (DE)(and its subsidiaries)
Damon Clinical Laboratories Inc. (MA)
          Corning Clinical Laboratories Inc. (CT)(1)
          Corning Clinical Laboratories Inc. (MA)(1)
Damon Investment Holding, Inc. (DE)
DPD Holdings, Inc. (DE)
     MetWest Inc. (DE)
Nichols Institute Diagnostics (CA)
     Nichols Institute Sales Corporation (U.S.V.I.)
Nichols Institute Diagnostics Limited (U.K.)
Nichols Institute Diagnostics Trading S.A. (Switzerland) Nichols Institute Diagnosticka GMBH (Germany)
Nichols Institute International Holding B.V. (Netherlands)
     Nichols Institute Diagnostics B.V. (Netherlands) Nomad-Massachusetts Inc. (MA)
     Corning Laboratorios Clinicos, S.A. de C.V. (Mexico)
     Analisis, S.A. (Mexico)
     Laboratorios Clinicos de Mexico, S.A. de C.V. (Mexico)
          Servicios de Laboratorio, S.A. de C.V. (Mexico) Laboratorios de Frontera Polanco, S.A. de C.V. (Mexico)
Laboratorio de Analisis Biomedicos, S.A. (Mexico)
Quest Diagnostics Incorporated (CT)(5)
Quest Diagnostics Incorporated (DE)(5)
Quest Diagnostics Incorporated (MA)(5)

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(1) Name will be changed to Quest Diagnostics Incorporated effective at 11:59
    p.m. on December 31, 1996.
(2) Name will be changed to Quest Diagnostics of Pennsylvania Incorporated effective at 11:59 p.m. on December 31, 1996.
(3) Expected to be contributed to Corning Clinical Laboratories Inc. in connection with the Distributions on or about December 31, 1996. Name will be changed to Quest MRL Inc. effective at 11:59 p.m. on December 31, 1996.
(4) Formerly known as Corning Pharmaceutical Services Inc., will be spun off as an independdent corporation in connection with Distributions on or about December 31, 1996.
(5) Formed recently as a name saving subsidiary, a certificate of merger effective December 31, 1996 has been filed with the State Secretary of State which will merge it into the Corning Clinical Laboratories Inc. that is also incorporated in the State.

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Quest Diagnostics Incorporated (MD)(6)
     Corning Clinical Laboratories Inc.(MD)(1)
          Diagnostic Reference Services Inc.
               Pathology Building Partnership (7)
Quest Diagnostics Incorporated (MI)(6)
Corning Nichols Institute Inc. (CA)(8)
Trans United Casualty and Indemnity Insurance Company



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(6) Name will be changed to Quest Holdings Incorporated effective at 11:59 p.m.
    on December 31, 1996.
(7) The other 50% partner of Pathology Building Partnership is Corning Clinical Laboratories Inc. (MD)
(8) Expected to be contributed to Corning Clinical Laboratories Inc. (DE) which will then contribute it to Quest Diagnostics Incorporated (MI). Name will be changed to Quest Diagnostics Incorporated (CA) effective at 11:59 p.m. on December 31, 1996.